Exhibit 99.B(h)(1)(iv)

FORM OF

January 31, 2008

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Index Solution 2015 Portfolio, ING Index Solution 2025 Portfolio, ING Index Solution 2035 Portfolio, ING Index Solution 2045 Portfolio, and ING Index Solution Income Portfolio, five newly established series of ING Partners, Inc. (the “New Series”), upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and Amended Schedule B of the Agreement.  The Amended Schedule A and Amended Schedule B are attached hereto.

Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series by signing below where indicated.

Very sincerely,

Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

ING Funds Services, LLC

By:
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

FORM OF

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis Venture Value Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Legg Mason Partners Large Cap Growth Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio

ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

FORM OF

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES

ING American Century Large Company Value Portfolio	0.20%

ING American Century Small-Mid Cap Value Portfolio	0.25%

ING Baron Asset Portfolio	0.10%

ING Baron Small Cap Growth Portfolio	0.23%

ING Columbia Small Cap Value II Portfolio	0.10%

ING Davis Venture Value Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Equity-Income Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Growth Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Mid Cap Portfolio	0.05% while Series invested in Master 0.17% for Stand-alone Series

ING Fundamental Research Portfolio	0.20%

ING Index Solution 2015 Portfolio	0.02%

ING Index Solution 2025 Portfolio	0.02%

ING Index Solution 2035 Portfolio	0.02%

ING Index Solution 2045 Portfolio	0.02%

ING Index Solution Income Portfolio	0.02%

ING JPMorgan International Portfolio	0.20%

ING JPMorgan Mid Cap Value Portfolio	0.25%

SERIES	FEES

ING Legg Mason Partners Aggressive Growth Portfolio	0.13%

ING Legg Mason Partners Large Cap Growth Portfolio	0.20%

ING Lord Abbett U.S. Government Securities Portfolio	0.10%

ING Neuberger Berman Partners Portfolio	0.10%

ING Neuberger Berman Regency Portfolio	0.10%

ING OpCap Balanced Value Portfolio	0.20%

ING Oppenheimer Global Portfolio	0.06%

ING Oppenheimer Strategic Income Portfolio	0.04%

ING PIMCO Total Return Portfolio	0.25% on first $250 million 0.10% on next $100 million 0.05% on next $100 million 0.03% thereafter

ING Pioneer High Yield Portfolio	0.10%

ING Solution 2015 Portfolio	0.02%

ING Solution 2025 Portfolio	0.02%

ING Solution 2035 Portfolio	0.02%

ING Solution 2045 Portfolio	0.02%

ING Solution Growth and Income Portfolio	0.02%

ING Solution Growth Portfolio	0.02%

ING Solution Income Portfolio	0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.02%

ING T. Rowe Price Growth Equity Portfolio	0.15%

ING Templeton Foreign Equity Portfolio	0.10%

ING Thornburg Value Portfolio	0.25%

ING UBS U.S. Large Cap Equity Portfolio	0.15%

SERIES	FEES

ING UBS U.S. Small Cap Growth Portfolio	0.10%

ING Van Kampen Comstock Portfolio	0.25% on first $1.1 billion 0.20% thereafter

ING Van Kampen Equity and Income Portfolio	0.02%